Exhibit 99.1

                         ANNUAL STATEMENTS OF COMPLIANCE


                      OFFICER'S CERTIFICATE OF THE SERVICER

In compliance with Section 4.04 (g) of the Indenture of Trust by and between Nelnet Student Loan Trust 2002-1 and Zions First National Bank, as Trustee, dated as of May 1, 2002, I, Terry J. Heimes, certify that:

          1. A review of the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement has been made under my supervision; and

          2. Based on my knowledge of such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year.

March 27, 2003


By:   /s/ Terry J. Heimes
      ----------------------------------
      Terry J. Heimes
      Executive Vice President and Chief
      Financial Officer, Nelnet, Inc.

                   OFFICER'S CERTIFICATE OF THE ADMINISTRATOR

In compliance with Section 3(a) of the Administration Agreement (the "Agreement") among Nelnet Student Loan Trust 2002-1, as Issuer, Wilmington Trust Company, as Delaware Trustee, Zions First National Bank, as Indenture Trustee, and Nelnet, Inc., as Administrator, dated as of May 1, 2002, I, Terry J. Heimes, certify that:

          1. A review of the activities of the Administrator during the period from May 1, 2002 through December 31, 2002 and of its performance under this Agreement has been made under my supervision; and

          2. Based on my knowledge of such review, the Administrator has fulfilled its obligations in all material respects under this Agreement.


December 31, 2002


By:   /s/ Terry J. Heimes
      ----------------------------------
      Terry J. Heimes
      Executive Vice President and Chief
      Financial Officer, Nelnet, Inc.

                      OFFICER'S CERTIFICATE OF THE SERVICER

In compliance with Section 4.04 (g) of the Indenture of Trust by and between Nelnet Student Loan Trust 2002-2 and Zions First National Bank, as Trustee, dated as of September 1, 2002, I, Terry J. Heimes, certify that:

          1. A review of the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement has been made under my supervision; and

          2. Based on my knowledge of such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year.

March 27, 2003


By:   /s/ Terry J. Heimes
      ----------------------------------
      Terry J. Heimes
      Executive Vice President and Chief
      Financial Officer, Nelnet, Inc.

                   OFFICER'S CERTIFICATE OF THE ADMINISTRATOR

In compliance with Section 3(a) of the Administration Agreement (the "Agreement") among Nelnet Student Loan Trust 2002-2, as Issuer, Wilmington Trust Company, as Delaware Trustee, Zions First National Bank, as Indenture Trustee, and Nelnet, Inc., as Administrator, dated as of September 1, 2002, I, Terry J. Heimes, certify that:

          1. A review of the activities of the Administrator during the period from September 1, 2002 through December 31, 2002 and of its performance under this Agreement has been made under my supervision; and

          2. Based on my knowledge of such review, the Administrator has fulfilled its obligations in all material respects under this Agreement.


December 31, 2002


By:   /s/ Terry J. Heimes
      ----------------------------------
      Terry J. Heimes
      Executive Vice President and Chief
      Financial Officer, Nelnet, Inc.